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                                 LOAN AGREEMENT

Borrower: Horizon Pharmacies, Inc.      Lender: Bergen Brunswig Drug Company
          275 West Princeton Dr.                4000 Metropolitan Drive
          Princeton, TX 75407                   Orange, California 92868

    This Agreement is made as of 10/16/96 between the Borrower and Lender and outlines the specific terms and conditions governing the credit facilities extended by the Lender to the Borrower and is a supplement to the promissory notes, security agreements and other documents and instruments required by this Agreement, all of which are incorporated herein and made a part hereof by reference.

    In consideration of the mutual terms and provisions contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. CERTAIN DEFINITIONS. When used in this Agreement, the following terms shall have the following meanings:

              1.1 "AFFILIATE" shall mean with respect to Borrower or Lender, a Person which controls, is controlled by, or is under common control with Borrower or Lender, respectively.

              1.2 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

              1.3 "COLLATERAL" shall mean at any time all property and rights that secure the obligations of Borrower and Guarantors under this agreement.

              1.4 "COLLATERAL DOCUMENTS" shall means the Security Agreement, Financing Statements and any other agreement or instrument in which Collateral is being or has been provided to Lender to secure the obligations of Borrower or Guarantors under any of the Loan Documents.

              1.5 "EVENT OF DEFAULT" shall means any of the events described in paragraph 7.1.

              1.6 "FINANCIAL STATEMENTS" shall mean a Balance Sheet and a Statement of Income and Expense reflecting profit or loss for the periods covered, a Statement of Cash Flow and a Statement of Changes in Equity, maintained on generally accepted accounting principles and a consistent basis.

              1.7 "GUARANTORS" shall mean Ricky D. McCord, Sy, S. Shahid and Charlie K. Herr.

              1.8 "GUARANTY" shall mean the guaranty to be furnished pursuant to paragraph 3.3.

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              1.9  "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the
Collateral Documents and the Guaranties.

              1.10 "OBLIGATIONS" shall mean all obligations, now or hereafter owed by Borrower to Lender or an Affiliate of Lender under this Agreement or otherwise, including without limitation the indebtedness evidenced by the Notes, and any indebtedness evidenced by check, note, draft or open account obligations of Borrower for inventory purchases, and all obligations arising under franchise agreements and service agreements, and all other agreements between Borrower and Lender.

         1.11 "NOTE" shall mean the Promissory Notes executed and delivered by Borrower pursuant to paragraph 3.1.

         1.12 "PERMITTED LIENS" shall mean (a) current taxes not delinquent or taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been established as required by Lender, (b) the security interests and pledges to be granted by Borrower and the Guarantors under the Collateral Documents, and (c) liens, mortgages or security interests in favor of third parties which Borrower and the Guarantors have disclosed to Lender in writing and which Lender has approved in writing.

         1.13 "PERSON" shall means any natural person, corporation, firm, joint venture or other unincorporated association, trust, government or governmental agency.

         1.14 "PRIME RATE" shall mean the rate of interest announced from time to time by Bank of America, Illinois.

         1.15 "SECURITY AGREEMENT" shall mean the security agreement furnished by Borrower pursuant to paragraph 3.2..

         1.16 "STORE" shall mean the drug store or stores owned by Borrower wherever located.

         1.17 "UNMATURED EVENT OF DEFAULT" shall mean any event which if it continues uncured will, with lapse of time or note, or both, constitute an Event of Default.

    2.0  LOAN

         2.1 COMMITMENT. Subject to the terms and conditions of this Agreement, Lender hereby agrees to lend to Borrower and Borrower agrees to borrow from Lender the amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) of which $950,000 has been disbursed prior to the date of this Agreement, but which disbursements are subject to the terms and conditions of this Agreement.

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         2.2  PURPOSE. The purpose of the Loan is to provide funds to acquire inventory, furniture, fixtures and equipment of retail pharmacy, and the proceeds of the Loan shall be used for such purpose.

         2.3 TERMS. Funds may be drawn under the loan beginning at such time as all conditions of lending described herein have been satisfied and all other terms of this agreement have been met. This commitment shall expire on May
17, 1997, if by that time the borrow has not satisfied the conditions of lending, accepted the Lender's commitment and drawn the Loan the Lender has made available.

         2.4 PREPAYMENT PENALTY. There shall be no prepayment penalty if part of the entire balance of principal and interest under the Note is repaid sooner than the maturity date of the Note.

         2.5 RENEWAL, EXTENSION AND REARRANGEMENT. All the provisions of this Agreement and the documents and the instruments delivered in connection herewith shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the obligations originally represented by the Notes or of any part of such other obligations.

         2.6 INTEREST RATE. The interest rate for the Loan shall be set at a rate per annum equal to the Prime Rate from time to time plus (two percent) 2% per annum calculated on the basis of a 365 day year actual days elapsed. The term "Prime Rate" shall mean the rate of interest most recently announced by Bank of America, Illinois ("Bank") at its principal office in Chicago, Illinois as its Prime Rate, with the understanding that the Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as the Bank may designate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective at 12:00 a.m. on the date on which such change in such Prime Rate becomes effective.

         2.7 GUARANTIES. The Loans shall be jointly and severally guaranteed without limitation by Ricky D. McCord, Sy S. Shahid and Charlie K. Herr and shall be on the Lender's standard form.

    3.0  NOTE AND COLLATERAL DOCUMENTS

         3.1 NOTE. The Loan shall be evidenced by a promissory note (the "Note") substantially in the form of Exhibit A and A-1, with appropriate insertions, payable to the order of Lender in the principal amount of the Loan.

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         3.2  SECURITY AGREEMENT.  The obligations shall be secured by Security
Agreements substantially in the form of Exhibit B, B-1 and B-2 (the "Security Agreement") from Borrower to Lender.

         3.3 GUARANTY. The obligations shall be guaranteed by the Guarantors under a Guaranty substantially in the form of Exhibit C, C-1, C-2 (the "Guaranty").

         3.4 FINANCING STATEMENTS. Borrower has and shall execute and deliver to Lender such financing statements as may be required under the Collateral Documents to perfect Lender's security interest in the Collateral.

    4.0  CONDITIONS OF LENDING

         4.1 DOCUMENTS. The obligation of Lender to make each advance under the Loan is subject to the delivery by Borrower to Lender of all of the following, each duly executed by the appropriate parties and acknowledged, where required, all in form and substance satisfactory to Lender.

              (a)  LOAN DOCUMENTS. The Loan Documents.

              (b) ORGANIZATIONAL DOCUMENTS. Certified copies of the organizational documents of Borrower, including the Certificate of Incorporation and Bylaws, and a Certificate of Good Standing from the Secretary of State or other appropriate authority of the state of Borrower's incorporation.

              (c) RESOLUTIONS. Certified copies of resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement, all of the Loan Documents, and all other agreements and documents required in this Agreement.

              (d) OTHER DOCUMENTS. Such other documents and instruments as Lender may reasonably require, including signed purchase agreements, equipment leases and license agreements, if required by Lender.

         4.2 OTHER CONDITIONS. The obligation of Lender to make each advance under the Loan is further subject to all of the following conditions:

              (a) ACCURACY OF WARRANTIES. All of the representations and warranties of Borrower and the Guarantors made to Lender under this Agreement or otherwise in connection with the Loan shall have been true and correct at the time they were made, and they shall continue to be true and correct the time Lender advances the funds to Borrower under this Agreement.

              (b) FINANCIAL STATEMENTS. Borrower and each of the Guarantors shall have submitted to Lender current Financial Statements, for a fiscal period ended not more than ninety (90) days prior to the date such Financial Statements are submitted to Lender, certified in writing by Borrower and the Guarantors, respectively, as to

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their accuracy and completeness as of the date thereof. Such financial statements must be satisfactory to Lender.

              (c) TITLE SEARCH. Lender shall have received such Uniform Commercial Code searches, tax and judgment lien searches and other information it may require in order to satisfy itself that the Collateral is free and clear of all liens and security interests other than the Permitted Liens.

              (d) INSURANCE. Lender shall have received evidence satisfactory to Lender that the insurance required to be obtained and maintained by Borrower hereunder or under any of the other Loan Documents has been obtained and is in full force and effect.

              (e) ADDITIONAL EQUITY INVESTMENT - Prior to the disbursement of any portion of the remaining $550,000 of the loan, Lender shall have received evidence that an additional equity investment of no less than $400,000 consisting of at least $200,000 in the form of cash with no increase in amounts due to or from Shareholders has been made.

              (f) TAX RETURN - Lender shall have received a copy of the 1995 Federal and State Tax Returns of Horizon Pharmacies, Inc.

    5. REPRESENTATION OF WARRANTIES. To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

         5.1 ORGANIZATION. Borrower is a corporation duly organized, validly existing in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required. Borrower has no subsidiaries.

         5.2 AUTHORIZATION; NO CONFLICT. The execution and delivery of the Loan Documents, the borrowings hereunder, and the performance by Borrower of its obligations under the Loan Documents, are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals, if any are required, and do not and will not contravene or conflict with any provision of law or of the certificate of incorporation or bylaws of Borrower or of any agreement binding upon Borrower.

         5.3 VALIDITY AND BINDING NATURE. The Loan Documents, when executed and delivered, are and will be legal and binding obligations of Borrower and the Guarantors, respectively, enforceable against Borrower and the Guarantors in accordance with their respective terms.

         5.4 FINANCIAL INFORMATION. All Financial Statements and information furnished by Borrower and Guarantors to Lender fairly present the financial condition of Borrower and Guarantors as of the respective dates thereof. Neither Borrower nor any of the Guarantors has any contingent liability for taxes or other commitments which is not reflected therein.

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         5.5  NO ADVERSE CHANGES.  Since the dates of the Financial Statements furnished to Lender by Borrower and Guarantors, there has been no change in the business, operations, properties or condition (financial or otherwise) of Borrower or Guarantors which has been materially adverse.

         5.6 LITIGATION AND CONTINGENT LIABILITIES. No litigation, arbitration proceedings or governmental proceedings are pending or threatened against Borrower or any of the Guarantors, and Borrower and the Guarantors have no material contingent liabilities, other than as set forth in their Financial Statements furnished to Lender, except as follows:

         5.7 TITLE TO PROPERTIES. Borrower and/or Guarantors own all the Collateral.

         5.8 LIENS. None of the Collateral is subject to any mortgage, security interest, pledge, title retention lien or other encumbrance, except the Permitted Liens.

         5.9 LEASES AND LICENSES. Each lease and each license to which Borrower is a party covering real or personal property, including any lease in which Borrower leases the premises of the Store and any equipment lease for personal property used in the Store, is a valid and binding lease or license, as the case may be, enforceable in accordance with its terms. There is no default by any part under any such lease or license, nor has any event occurred which, with notice or lapse of time, or both, could constitute a default.

         5.10 STORE. Retailer owns all assets, including licenses and permits, necessary to operate the store.

         5.11 PAYMENT OF TAXES. All tax returns and reports of Borrower and Guarantors required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower or Guarantors and upon their respective properties, assets and income which are due and payable have been paid.

         5.12 EMPLOYEE BENEFIT PLANS. Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act and the regulations and published interpretations thereunder with respect to all employee benefit plans maintained by Borrower. No event has occurred which would give rise to any unanticipated liability under such Act with respect to any such plan.

         5.13 DISCLOSURE. No representation or warranty of Borrower or any of the Guarantors contained in this Agreement or in any other document, certificate or written statement furnished to Lender by or on behalf of Borrower or any of the Guarantors for use in connection with the Loan contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact know to Borrower or any of the Guarantors which materially, adversely affects or would affect the business, operations, property, assets or condition (financial or otherwise) of Borrower, or any of the Guarantors which has not been disclosed herein or in such other documents or certificates furnished to Lender for use in connection with the Loan.

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    6.0  BORROWER'S COVENANTS. Until all obligations of Borrower hereunder and under the Note and Collateral Documents are paid and satisfied in full, Bergen agrees that, unless at any time Lender shall otherwise expressly consent in writing, Borrower will:

         6.1 FINANCIAL STATEMENTS, CERTIFICATES AND OTHER INFORMATION. Furnish to Lender:

              (a) ANNUAL FINANCIAL STATEMENTS. Within Ninety (90) calendar days after each fiscal year of Borrower, a copy of the Financial Statements of Borrower, which fairly present the financial condition of Borrower as of the date thereof.

              (b) INTERIM FINANCIAL STATEMENTS. Within Sixty (60) calendar days after each quarter (excluding the last quarter) of each fiscal year of Borrower, a copy of the unaudited Financial Statements of Borrower prepared in the same manner as the annual Financial Statements referred to in subparagraph (a), signed by the President of Horizon Pharmacies, Inc.

              (c) CERTIFICATES. Contemporaneously with the furnishing of the Financial Statements provided in subparagraphs (a) and (b), a certificate dated the date of such Financial Statements and signed by the Borrower to the effect that no Event of Default or Unmatured Event of Default has occurred and is continuing or, if there is any such event, describing it and the actions, if any, being taken to correct it, and that the Borrower is in compliance with all terms of the Loan Documents.

              (d) NOTICE OF DEFAULT, LITIGATION. Immediately upon learning of the occurrence of any of the following, written notice thereof, describing the same and the actions being taken by Borrower with respect thereto: (i) the occurrence of any Event of Default or any Unmatured Event of Default; or (ii) the institution of, or any adverse determination in, any litigation, arbitration or other proceeding, which is material to Borrower.

              (e) TAX RETURNS. Within 30 days of filing, a copy of the Federal and State Income Tax Returns.

              (f) OTHER INFORMATION. From time to time, such other information concerning Borrower as Lender may reasonably request, including Financial Statements of each of the Guarantors on an annual basis.

         6.2 BOOKS, RECORDS AND INSPECTIONS. Maintain complete and accurate books and records of Borrower's operations.

         6.3 INSPECTION. Permit any authorized representatives of Lender to visit and inspect the properties of Borrower, including financial and accounting records, and make copies and take extracts therefrom, and discuss Borrower's affairs, finances and accounts with its officers and accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

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         6.4  CONTINUOUS OPERATION. Continue to operate the Store throughout the term of the Loan and maintain all licenses and permits necessary for such operation.

         6.5 SINGLE LINE OF BUSINESS. Not enter into or conduct any business or operation other than the operation of the Store and other than the making of investments specifically permitted herein.

         6.6 LEASES AND LICENSES. Comply in all respects with all terms and provisions of the leases, subleases and licenses pertaining to the premises of the Store, equipment used in the Store and software and other property licensed to Borrower for use in the operation of the Store.

         6.7 INVENTORY. Conduct a physical count of merchandise in the Store at the end of each quarter, by inventory crews acceptable to Lender and supervised by Borrower and in connection therewith, permit Lender to count Borrower's cash on hand, reconcile the actual cash to the amount of cash indicated to be on hand by the books and records, and make a detailed analysis of items counted as cash on hand; and to permit Lender to conduct at its expense such counting, reconciling and analyzing on an unannounced basis as requested by the Lender.

         6.8 MAINTENANCE OF PROPERTIES. Maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the operation of the Store, and from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof.

         6.9 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including those relating to the environment.

         6.10 INSURANCE. Maintain the following insurance coverage in such amounts and with such carriers as may be approved by Lender: (a) comprehensive general liability, (b) non-owned automobile, (c) all-risk insurance on the contents of the Store, (d) business interruption, (e) crime, including embezzlement, or theft by employees, (f) worker's compensation, and (g) umbrella liability; and furnish to Lender upon request evidence of such insurance coverage. Such insurance coverage shall designate Lender as the mortgagee under a standard mortgage clause.

         6.11 TAXES AND LIABILITIES. Pay when due all taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which appropriate reserves have been established if required in accordance with generally accepted accounting principles.

         6.12 INDEBTEDNESS. Not incur or permit to exist any indebtedness for borrowed money or liability on account of property or services except (a) the Loan, and (b) current accounts payable arising in the ordinary course of business and indebtedness contemplated by this Agreement.

         6.13 LIENS. Not create or permit to exist any mortgage, pledge, title retention line, or other line, encumbrance or security interest with respect to any assets now owned or hereafter acquired, except the Permitted Liens.

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         6.14 GUARANTEES, LOANS, ADVANCES OR INVESTMENTS. Not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to any undertaking of any Person or entity, or make or permit to exist any loans or advances to, or investment in, any other Person, except for (a) the endorsement, in the ordinary course of collection, of instruments payable to it or to its order, (b) investments in direct obligations for which the full faith and credit of the United States or any agency thereof is pledged to provide for the payment of principal and interest or certificates of deposit of any bank having its principal office in the United States.

         6.15 COLLECTION OF ACCOUNTS RECEIVABLE. If an Event of Default or Unmatured Event of Default has occurred and is continuing, take or cause to be taken such action as Lender may direct so that immediately upon receipt by Borrower of cash, checks, drafts, chattel paper and other instruments or writings for the payment of money which may be received by Borrower at any time in full or partial payment or otherwise as proceeds of any of the Collateral, Borrower will transmit and deliver such items either (a) directly to Lender, or
(b) to one or more depository accounts as may be designated by Lender, it being understood that all such items so transmitted and delivered and any such account shall be deposited and maintained for the benefit of Lender. The agreement contained herein shall be in addition to, and not a limitation on, any remedy available to Lender under the Collateral Documents.

         6.17 ACCOUNTING. Not change the accounting methods or practices of Borrower.

         6.18 DEBT TO WORTH RATIO. Maintain a ratio of total debt to tangible net worth not greater than 4.0 to 1.

         6.19 OTHER AGREEMENTS. Not enter into any agreement, containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by Borrower hereunder or in connection herewith.

         6.20 COMPLIANCE WITH OTHER AGREEMENTS. Comply in all respects with any and all other agreements with Lender, including equipment leases and software licenses.

         6.21 CORPORATE EXISTENCE. Preserve and keep in full force and effect Borrower's corporate existence and the rights and franchises material to its business.

         6.22 CERTIFICATE OF INCORPORATION, BYLAWS. Not amend, modify or in any manner change the organizational documents of Borrower, including the Certificate of Incorporation and Bylaws.

         6.23 PURCHASE OR REDEMPTION OF SECURITIES; DIVIDEND RESTRICTIONS. Not
(a) purchase or redeem any shares of the capital stock of Borrower, (b) declare or pay any dividends thereon, (c) make any distribution to holders of capital stock or set aside any funds for any such purpose, (d) issue any additional shares of any class of capital stock of Borrower or any warrants, options, rights or other commitments entitling any person to

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purchase or otherwise acquire any shares of stock of Borrower, (e) permit any change in stock ownership of Borrower.

         6.24 MERGERS, CONSOLIDATIONS, SALES. Not (a) be a party to any merger or consolidation, (b) purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person or entity or organize, own or maintain any subsidiary, (c) sell, transfer, convey or lease all or any substantial part of its assets, (d) sell or assign with or without recourse any receivables, other than to Lender under the Collateral Documents.

         6.25 SALES OF COLLATERAL. Not sell any of the assets serving as Collateral, other than the sale of inventory in the ordinary course of business.

         6.26 EMPLOYEES. Not pay any employee any compensation that is higher than the prevailing compensation for similar work in the vicinity of the Store.

         6.27 RELATED PARTY TRANSACTIONS. Not enter into any other transaction including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, or any shareholder or employee of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of its business upon fair and reasonable terms no less favorable than would exist in a comparable transaction with a Person who is not an Affiliate.

         6.28 NOTIFICATION. Promptly after learning thereof, notify the Lender of (i) any material adverse change in the business, property, assets, operations or condition, financial or otherwise of Borrower, (ii) the details of any action, proceeding, investigation or claim against or affecting the Borrower instituted before any court, arbitrator or governmental authority or, to the Borrower's knowledge threatened to be instituted, which, if determined adversely to the Borrower would be likely to impair or defeat the lien of the Lender of any Collateral or any rights of the Borrower therein, or to have a material adverse effect on the financial condition or operations of the Borrower, or to result in a judgment or order against the Borrower, (iii) any substantial dispute between the Borrower and any governmental authority, (iv) any labor controversy which has resulted in or, to the Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of the Borrower, and (v) the occurrence of any Event of Default (defined in Section 7 herein) or other event which with notice or lapse of time or both would constitute an Event of Default.

         6.29 MANAGEMENT. Report any change in executive personnel or key management to the Lender immediately.

    7.0  EVENTS OF DEFAULT AND THEIR EFFECT.

         7.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

              (a) NON-PAYMENT OF NOTE. Default in the payment when due of any principal of, or interest on, the Note or any other monetary obligation.

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              (b)  NON-PAYMENT OF OTHER INDEBTEDNESS. Demand for payment, default in payment, or acceleration of the maturity of any other indebtedness for borrowed money, of, or guaranteed by Borrower or Guarantors, whether to Lender or any other Person.

              (c) BANKRUPTCY, INSOLVENCY, ETC. Borrower or any Guarantor becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or Borrower or any Guarantor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Borrower or any Guarantor or any property of Borrower or any Guarantor, or makes a general assignment for the benefits of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower or any Guarantor or for a substantial part of the property of Borrower or any Guarantor and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or any case or proceeding under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is commenced in respect of Borrower or any Guarantor, and if such case or proceeding is not commenced by Borrower or any guarantor, it is consented to or acquiesced in by Borrower or any Guarantor, or remains for thirty (30) days undismissed; or Borrower or any Guarantor takes any action to authorize, or in furtherance of, any of the foregoing.

              (d) BREACH OF AGREEMENT. Failure by Borrower or an Affiliate of Borrower to comply with or to perform any of the Obligations or default under any agreement to which Retailer or an Affiliate of Borrower is a party or by which it is bound covering the Store or any store operated by an Affiliate of Borrower or any equipment used in the Store or any store operated by any Affiliate of Borrower (and not constituting an Event of Default under any of the preceding provisions of this paragraph 7, and continuance of such failure for ten (10) days after notice thereof to Borrower from Lender.

              (e) EFFECTIVENESS OF GUARANTY. The failure of the Guaranty to become and remain effective in accordance with its terms until the Loan is paid in full.

              (f) WARRANTIES. Any warranty made by Borrower or any Guarantor herein or in any of the Collateral Documents is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice, or other writing furnished by Borrower to Lender is false or misleading in any material respect.

              (g) EMPLOYEE BENEFIT PLANS. With respect to any employee benefit plan of Borrower, (i) steps are undertaken to terminate such plan, (ii) such plan is terminated, or (iii) any Reportable Event, as defined in the Code, with respect to such plan shall occur, or any event shall occur with respect to such plan which in any such case would, in the judgment of the Lender, subject Borrower to any tax, penalty or other liability in the aggregate material in relation to the business, operations, property or financial or other condition of Borrower.

              (h) DEATH, ETC., OF GUARANTORS. Guarantor dies or becomes incapable of managing his own affairs; or serious illness of incapacity of Guarantor occurs for a period exceeding six (6) months; or a trustee, receiver, guardian, custodian or other legal representative is appointed for the person or any of the estate or assets of Guarantor.

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              (i) INSECURITY.  Lender at any time in good faith deems itself insecure with respect to the performance by Borrower or any Guarantor under this Agreement, the Note, the Guaranty, or any of the Collateral Documents.

         7.2 EFFECT OF EVENT OF DEFAULT. If any Event of Default described in paragraph 7.1 shall occur, Lender may declare the Note to be immediately due and payable in full, and in such event, the Note shall become immediately due and payable, without notice of any kind, and the Lender shall have the right to set off against the Obligations held by it any debt owing to the Borrower by Lender.

    8.   GENERAL

         8.1 WAIVER, AMENDMENTS. No delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy preclude other or further remedy. No amendment, modification or waiver of, or consent with respect to, any provision of any of the Loan Documents shall in any event be effective unless it is in writing and signed and delivered by Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.2 NOTICES. Any notice, demand, consent or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, faxed or mailed, and if mailed, shall be deemed to have been given three (3) days after the date when deposited in the United States mails by registered or certified mail, postage prepaid, and addressed to Lender or Borrower at their respective addresses set forth below or at such other address as either of them may, by written notice, received by the other party, have designated as its address for such purpose.

              If to Lender:

                   John T. Rasor,
                   General Finance Manager
                   Bergen Brunswig Drug Company
                   5080 Spectrum Drive
                   Suite 715 West
                   Dallas, TX 75248


                   By FAX:   (972) 980-6914

                   With a Copy to:     Stephen G. Mangold
                                       Director, Financial Services
                                       Bergen Brunswig Corporation
                                       4000 Metropolitan Drive
                                       Orange, CA 92868
                   By FAX:             (714) 485-4396

                   If to Borrower:


                                  Ricky D. McCord
                                  Horizon Pharmacies, Inc.
                                  275 West Princeton Drive
                                  Princeton, TX 75407

                                  By FAX:   (972) 736-2588


         8.3 COSTS, EXPENSES AND TAXES. Borrower agrees to pay on demand all costs and expenses of Lender in connection with the preparation, execution, delivery and administration of the Loan Documents, and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, and all costs and expenses incurred by Lender in connection with the enforcement of the Loan Documents and such other instruments or documents or any collateral security, including reasonable attorney's fees. All obligations provided in this paragraph shall survive any termination of this Agreement.

         8.4 CAPTIONS. Paragraph captions used in this Agreement are for convenient reference only, and shall not affect the interpretation of this Agreement.

         8.5 GOVERNING LAW. This Agreement and all of the Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California. All obligations of Borrower and rights of Lender expressed herein or in the Note or any of the Collateral Documents shall be in addition to, and not in limitation of, those provided by applicable law.

         8.6 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of Lender and Borrower and their respective legal representatives, successors and assigns.

         8.7 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended to confer any rights upon any Person, other than Lender and Borrower.

         8.8 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made by Borrower and Guarantors herein shall survive the execution and delivery of this Agreement and the making of the Loan.

         8.9 MAXIMUM INTEREST. lt is not the intention of Lender or Borrower to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Loan Documents and all other agreements between Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to Lender for the use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation contained herein or in any of the other Loan Documents, exceed the maximum amount permissible under applicable law. If, from any circumstances, fulfillment of any provision hereof or any of the other Loan Documents at the time the performance of such provision shall be due, shall involve exceeding the limit prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit prescribed by law, then the obligation shall automatically be reduced to the limit permitted by applicable law. If from any such circumstances, Lender shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall be applied to the reduction of the principal amount owing hereunder, and not to the payment of interest, or if such excessive interest exceeds any unpaid balance or principal, such excess shall be refunded to Borrower. All amounts paid or agreed to be paid to Lender for the Use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term hereof. This paragraph shall control every other provision of the Loan
Documents and all other agreements between Lender and Borrower contemplated thereby.

         8.10 SEVERABILITY. If any provision in or obligation of any of the Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         8.11 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement. This Agreement shall become effective upon the execution of a counterpart by each of the parties.

         8.12 FURTHER ASSURANCES. Borrower will, upon Lender's request, (a) promptly correct any defect, error or omission which may be discovered in the execution, acknowledgment or recordation of any of the Loan Documents, and (b) promptly do, executive, acknowledge and deliver any and all such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order to create and perfect its intended security interest or lien in any of the Collateral, and to convey, grant, assign, transfer and confirm the rights granted to Lender hereunder or under any of the other Loan Documents.

         8.13 CUMULATIVE RIGHTS. Rights and remedies of the Lender under the Notes, this Agreement and the documents and instruments executed and delivered in connection herewith shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any right or remedy.

         8.14 RIGHT TO ASSIGN. The Lender may assign, negotiate, pledge or otherwise hypothecate this Agreement, the Notes and the security and other related documents, or any of its rights and security hereunder or thereunder. In case of such assignment, Borrower will accord full recognition thereto and hereby agrees that all rights and remedies of the Lender in connection with the interest so assigned shall be enforceable against Borrower by the assignee thereof. Borrower specifically consents to sales of participations in the Loans by the Lender to any financial institutions of the Lender's choosing.

         8.15 TIME OF THE ESSENCE. Time shall be of the essence with respect to the performance by the parties of their obligations under the Loan Documents.

         8.16 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties relative to the subject matter hereof, superseding all previous oral or written understandings and agreements concerning the Loan.

         8.17 WAIVER OF JURY TRIAL AND OBJECTION TO VENUE. Borrower and Guarantors hereby knowingly, voluntarily and intentionally waive the right to a jury trial of any claim, demand, action, or cause of action arising under any of the Loan Documents, including the Guaranty or the conduct of Lender, Borrower or Guarantors with respect thereto, whether such action or cause of action is based on contract or tort. Borrower and Guarantors waive any right to assert the doctrine of forum non conveniens or to object to the venue in any action instituted by Lender in connection with the Loan.


    Dated as of the date and year first above written.



LENDER:                                     BERGEN BRUNSWIG DRUG COMPANY



                                            By:  /s/  STEPHEN G. MANGOLD
                                               ------------------------------
                                               Stephen G. Mangold
                                               Director, Financial Services



BORROWER:                                   HORIZON PHARMACIES INC.



                                            By:  /s/   RICKY D. MCCORD
                                              ------------------------------
                                              Ricky D. McCord, President













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